Exhibit 107

Calculation of Filing Fee Table
S-3
(Form Type)

Trupanion, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.00001 par value per share	457(c)	3,636,364	$26.19	$95,236,373.16	$0.00011020	$10,495.05
Fees Previously Paid
			Total Offering Amounts					$10,495.05
			Total Fees Previously Paid					$38,500.00
			Total Fee Offsets					$10,495.05
			Net Fee Due					$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Trupanion, Inc.	S-3	333-251051	December 1, 2020			Equity	Common Stock, $0.00001 par value per share	(3)	$38,500.00
Fees Offset Sources	Trupanion, Inc.	S-3			December 1, 2023	$10.495.05	Equity	Common Stock, $0.00001 par value per share			$10,495.05

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of the registrant’s common stock being registered hereunder includes such indeterminate number of additional shares of common stock as may become issuable as a result of any stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the registrant’s common stock as reported on the Nasdaq Global Select Market on November 28, 2023
(3)	The registrant previously filed a registration statement on Form S-3, filed with the Securities and Exchange Commission on December 1, 2020 (the “Existing Registration Statement”), relating to the offer and sale of 3,636,364 shares of the registrant’s common stock. In connection with the filing of the Existing Registration Statement, the total registration fee of $38,500.00 was paid. The filing fee was calculated at the rate in effect at the time the Existing Registration Statement was filed. Of the 3,636,364 shares registered under the Existing Registration Statement, all were unissued and are hereby deregistered (the "Existing Unsold Shares"). Accordingly, pursuant to Rule 457(p) under the Securities Act, Trupanion, Inc. is entitled to offset, against any filing fee due under this registration statement, the remaining $38,500.00 of the filing fee paid with respect to the Existing Unsold Shares.